Exhibit (b)(i)

January 26, 2018

Citibank, N.A. – ADR Depositary
388 Greenwich Street
New York, New York 10013
Attn: Account Management

Re: Instructions Regarding Deposit of Ordinary Shares – Sify ESOP

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000, by Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002, and by Amendment No. 3 to Deposit Agreement, dated as of June 15, 2009, and as supplemented by Letter Agreements, dated as of March 9, 2005, as of March 11, 2005, and November 2, 2007 (as so amended and supplemented, the “Deposit Agreement”), by and among Sify Technologies Limited, a company organized and existing under the laws of India (the “Company”), Citibank, N.A., in its capacity as ADR Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares issued thereunder. Terms used herein without definition shall have the meanings ascribed to such terms in the Deposit Agreement.

The Company intends to deposit, from time to time, Shares (the “Subject Shares”) under the Deposit Agreement in connection with the exercise of stock options issued under the Company’s Stock and Incentive Plan – 2014 (the “Plan”) by delivery of the Subject Shares to Citibank, N.A. – Mumbai Branch, as Custodian, and to request that the Depositary issue ADSs representing such Subject Shares (the “Subject ADSs”) in accordance with the terms of this Letter Agreement.

The purpose and intent of this Letter Agreement is to Supplement the Deposit Agreement for the purpose of accommodating the deposit by the Company of the Subject Shares in connection with the exercise of stock options under the Plan and the issuance and delivery of the corresponding Subject ADSs by the Depositary. In connection with each deposit of Subject Shares and request for issuance of Subject ADSs, the Company will complete and deliver to the Depositary a sequentially numbered Issuance Instruction substantially in the form attached hereto as Attachment I (each an “Issuance Instruction”). The Company and the Depositary agree that this Letter Agreement may be filed as an exhibit to the next Registration Statement on Form F-6 filed in respect of the ADSs under the Securities Act.

The Company’s Registration Statement on Form S-8 (File No. 333-208648, the “Registration Statement”) registers the offer and sale of the Subject Shares represented by the Subject ADSs under the terms of the Plan and is effective under the Securities Act of 1933, as amended (the “Securities Act”).

The Company hereby represents and warrants (the “Representations and Warranties”) to, and for the benefit of, the Depositary, that (i) the transfer of the Subject Shares to the Custodian (for deposit with the Depositary under the terms of the Deposit Agreement and this Letter Agreement) and the issuance and delivery of the Subject ADSs do not violate any Indian laws or regulations, or any order, judgment or proceeding binding on the Company or any agreement to which the Company is a party, (ii) it has obtained all governmental approvals, permits, consents and authorizations required to be so obtained in India and in the United States for the transactions contemplated herein and in the Registration Statement, (iii) the Designated Shares being transferred to the Custodian (for deposit under the terms of the Deposit Agreement and this Letter Agreement) for the purpose of the issuance of Designated ADSs will, prior to such transfer and deposit, be validly issued, fully paid and non-assessable, be free of any preemptive rights of the holders of outstanding Shares, be free of any liens or encumbrances, not have been stripped of any entitlements, and be of the same class as, and rank pari passu with, the other Shares then held by the Custodian (on deposit for the Depositary under the terms of the Deposit Agreement).

The Company hereby covenants (the “Covenants”) to, and for the benefit of, the Depositary, that the Company will (a) make delivery of the Subject ADSs to the Custodian for deposit under the Deposit Agreement only if the Registration Statement is effective at such time and not subject to any stop orders, (b) ensure that the Subject ADSs (x) are not delivered to “Affiliates” (as defined in Rule 144 under the Securities Act) of the Company, or (y) if delivered to “Affiliates” of the Company, are so delivered only in connection with the settlement of resale transactions by such Affiliates that are either covered by a registration statement that is filed and effective under the Securities Act (and not subject to a stop order) or exempt from registration under the Securities Act and, in each such case, if the Subject ADSs when so delivered in settlement are not “Restricted Securities” (as defined in the Deposit Agreement), (c) be solely responsible for, and will coordinate, all requisite tax payments, tax withholding and tax reporting in connection with the issuance and deposit of the Subject Shares and the issuance and delivery of the corresponding Subject ADSs, and (d) pay to the Depositary the applicable fees under the Deposit Agreement for the Subject ADSs being issued pursuant to the Issuance Instructions, will and, upon presentation of expense vouchers or other documentation in such detail as the Company may from time to time require, reimburse the Depositary for any out-of-pocket expenses incurred in connection with this Letter Agreement and any transaction contemplated herein (the Depositary having no obligation to issue and deliver the Subject ADSs until it is in receipt of confirmation of payment of the applicable fees for all Subject ADSs being issued and the reimbursement of applicable out-of-pocket expenses).

The Company confirms that its indemnification obligation set forth in Section 5.8 of the Deposit Agreement covers the deposit of the Subject Shares, the issuance of the Subject ADSs, and the actions taken in connection therewith, subject to the terms of the Deposit Agreement.

Sincerely, SIFY TECHNOLOGIES LIMITED

By:	/s/ V Ramanujan
Name: V Ramanujan Title: Company Secretary Date: January 26, 2018

Agreed as of January 26, 2018
Citibank, N.A., as ADR Depositary

By:	/s/ Ganesh Sarpotdar
Name: Ganesh Sarpotdar
Title: Director
Date: January 26, 2018

Attachments

I       Form of Issuance Instruction

Attachment I

Form of Issuance Instruction

January 26, 2018

Citibank, N.A. – ADR Depositary
388 Greenwich Street
New York, New York 10013

Attn: Account Management

Re: ESOP Plan Deposit of Ordinary Shares

Reference is made to:

1.	The Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000, by Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 and by Amendment No. 3 to Deposit Agreement, dated as of June 15, 2009, and as supplemented by Letter Agreements, dated as of March 9, 2005, as of March 11, 2005, and November 2, 2007 (as so amended and supplemented, the “Deposit Agreement”), by and among Sify Technologies Limited, a company organized and existing under the laws of India (the “Company”), Citibank, N.A., in its capacity as ADR Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder; and

2.	The Letter Agreement (ESOP Issuances), dated as of January 25, 2018 (the “ESOP Letter Agreement”), by and between the Company and the Depositary and executed and delivered in connection with the proposed deposit of Company Shares for the issuance of ADSs in the context of the Company’s Stock and Incentive Plan – 2014.

Terms used herein without definition shall have the meanings ascribed to such terms in the Deposit Agreement.

This Issuance Instruction is being delivered to the Depositary pursuant to the terms of the ESOP Letter Agreement in connection with the delivery and deposit by the Company with the Custodian of the Subject Shares (as defined in the ESOP Letter Agreement and hereinafter used as so defined) specified below for the purpose of instructing the Depositary to issue the corresponding Subject ADSs (as defined in the ESOP Letter Agreement and hereinafter used as so defined) as specified below.

In connection with the delivery and deposit of the Subject Shares and the instruction to issue the corresponding Subject ADSs, the Company confirms (x) the accuracy of the Representations and Warranties (as defined in the ESOP Letter Agreement and hereinafter used as so defined) as to the Subject Shares, the Subject ADSs and the transactions specified herein, and (x) its compliance with the Covenants (as defined in the ESOP Letter Agreement and hereinafter used as so defined) as to the Subject ADSs specified herein.

The Issuance Instruction specifics for the issuance and delivery of the Subject ADSs is as follows:

Number of Subject Shares deposited:	___________ Subject Shares
Date of Deposit with Custodian:
Sequential Number of Issuance Instruction:
Number of Subject ADSs to be issued:	___________ Subject ADSs
Name of DTC Participant to receive Subject ADSs:
DTC Participant account to receive Subject ADSs:
Name of contact person at recipient DTC Participant:
Email of contact person at recipient DTC Participant:
Telephone number of contact person at recipient DTC Participant:
Beneficial owner of Subject ADSs:
Account number of beneficial owner of Subject ADSs at DTC Participant

The Company has caused this Issuance Instruction to be executed and delivered on its behalf by its authorized officer(s) thereunto duly authorized.

Sincerely,

SIFY TECHNOLOGIES LIMITED

V Ramanujan
Company Secretary
January 26, 2018